SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 1, 2017

WONHE HIGH-TECH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	0-54744	26-0775642
(State of other jurisdiction of	(Commission File No.)	(IRS Employer
incorporation or organization		Identification No.)

Room 1001, 10th Floor, Resource Hi-Tech Building South Tower No. 1 Songpingshan Road, North Central Avenue North High-Tech Zone Nanshan District, Shenzhen, Guangdong Province, P.R. China 518057
(Address of principal executive offices) (Zip Code)

852-2815-0191
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Disposition of Assets

The Registrant’s Chinese subsidiary, Shenzhen Wonhe Technology Co., Ltd. (“Shenzhen Wonhe”), has sold its loan receivable from Guangdong Kesheng Enterprise Co., Ltd. (“Guangdong Kesheng”) to Beijing Qing Fu Asset Management Ltd., a Chinese company (“Beijing Qing Fu”). The loan receivable has a principal balance of 175,755,641 RMB (approximately US$26.79 million) and bears interest at 4.75% per annum commencing on December 1, 2016. In exchange for assignment of the receivable from Guangdong Kesheng, Beijing Qing Fu has committed to pay Shenzhen Wonhe 95,611,069 RMB (approximately US$14.57 million) within 10 days after the execution of the sale agreement, and 23,902,767 RMB (approximately US$3.64) within 30 days after the execution of the sale agreement.

On September 1, 2017 the Registrant’s Australian subsidiary lodged an Announcement with the Australian Stock Exchange regarding the sale of the Guangdong Kesheng loan receivable. A copy of the Announcement is being filed as an exhibit to this Current Report.

Item 2.02	Results of Operations and Financial Condition

On September 1, 2017 the Registrant’s Australian subsidiary, Wonhe Multimedia Commerce Ltd. (“Wonhe Multimedia”), filed with the Australian Stock Exchange its Financial Report for the Half Year Ended June 30, 2017. A copy of the Report is being filed as an exhibit to this Current Report.

Item 9.01	Financial Statements and Exhibits

Exhibits

99.1	ASX Announcement dated September 1, 2017: Sale of Beijing Loan Receivables

99.2	Financial Report for the Half Year Ended June 30, 2017 filed by Wonhe Multimedia Commerce Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WONHE HIGH-TECH INTERNATIONAL, INC.

Dated: September 5, 2017	By:	/s/ Nanfang Tong
Nanfang Tong
Chief Executive Officer

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